Exhibit 99.1
CONTACTS:

(Media):	Tony Lentini	(713/296-6227)
	Bill Mintz	(713/296-7276)

(Investor):	Robert Dye	(713/296-6662)

(Web site):	www.apachecorp.com
FOR RELEASE AT 8:00 A.M.
APACHE NAMES BECKY HOYT VP AND CONTROLLER
     Houston, Oct. 25, 2006—Apache Corporation (NYSE, NASDAQ: APA) today announced that Rebecca (Becky) Hoyt has been named Corporate Vice President and Controller. She replaces Thomas L. Mitchell, who will become Chief Financial Officer of Noble Corporation.
     Hoyt joined Apache in 1993 and has served in a number of positions of increasing responsibility in the accounting area, most recently as Assistant Corporate Controller since 2003. Prior to joining Apache, Hoyt was audit manager with Arthur Andersen LLP. She holds a bachelor’s degree in accounting from the University of Houston.
     Apache Corporation is a discoverer and producer of oil and gas energy resources for the advancement of mankind in the interest of long-term investors seeking share appreciation.
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